                                                             Exhibit 10.29

                            BLUESTONE SOFTWARE, INC.



                               SERIES A PREFERRED

                            STOCK PURCHASE AGREEMENT




                                 April 18, 1997

                                                  TABLE OF CONTENTS

                                                                                                                 Page



         1.       Purchase and Sale of Stock......................................................................1
                  1.1      Sale and Issuance of Series A Preferred Stock..........................................1
                  1.2      Closing................................................................................1

         2.       Representations and Warranties of the Company...................................................2
                  2.1      Organization, Good Standing and Qualification..........................................2
                  2.2      Capitalization and Voting Rights.......................................................2
                  2.3      Subsidiaries...........................................................................3
                  2.4      Authorization..........................................................................3
                  2.5      Valid Issuance of Preferred and Common Stock...........................................3
                  2.6      Governmental Consents..................................................................3
                  2.7      Offering...............................................................................4
                  2.8      Litigation.............................................................................4
                  2.9      Employee Agreements....................................................................4
                  2.10     Patents and Trademarks.................................................................4
                  2.11     Compliance with Other Instruments......................................................5
                  2.12     Agreements; Action.....................................................................5
                  2.13     Related-Party Transactions.............................................................6
                  2.14     Financial Plan.........................................................................7
                  2.15     Permits................................................................................7
                  2.16     Environmental and Safety Laws..........................................................7
                  2.17     Manufacturing and Marketing Rights.....................................................7
                  2.18     Disclosure.............................................................................7
                  2.19     Registration Rights....................................................................8
                  2.20     Title to Property and Assets...........................................................8
                  2.21     Financial Statements...................................................................8
                  2.22     Changes................................................................................8
                  2.23     Employee Benefit Plans.................................................................9
                  2.24     Tax Matters...........................................................................11
                  2.25     Insurance.............................................................................12
                  2.26     Books and Records.....................................................................12

         3.       Representations and Warranties of the Investors................................................12
                  3.1      Authorization.........................................................................12
                  3.2      Purchase Entirely for Own Account.....................................................13
                  3.3      Disclosure of Information.............................................................13
                  3.4      Investment Experience.................................................................13
                  3.5      Accredited Investor...................................................................13
                  3.6      Restricted Securities.................................................................13
                  3.7      Further Limitations on Disposition....................................................13
                  3.8      Legends...............................................................................14
                  3.9      Certain Tax Matters...................................................................14

         4.       Conditions of Investor's Obligations at Closing................................................15
                  4.1      Representations and Warranties........................................................15
                  4.2      Performance...........................................................................15
                  4.3      Compliance Certificate................................................................15
                  4.4      Qualifications........................................................................15
                  4.5      Proceedings and Documents.............................................................15
                  4.6      Employee Agreements...................................................................15
                  4.7      Opinion of Company Counsel............................................................15
                  4.8      Tax Opinion of Company Counsel........................................................16
                  4.9      Investors' Rights Agreement...........................................................16
                  4.10     Right of First Refusal and Co-Sale Agreement..........................................16
                  4.11     Voting Agreement......................................................................16
                  4.12     Due Diligence.........................................................................16
                  4.13     Restated Certificate of Incorporation.................................................16
                  4.14     Key Person Life Insurance.............................................................16
                  4.15     Related Agreements....................................................................16
                  4.16     Consummation of the Spin-off.  .......................................................17

         5.       Conditions of the Company's Obligations at Closing.............................................17
                  5.1      Representations and Warranties........................................................17
                  5.2      Payment of Purchase Price.............................................................17
                  5.3      Qualifications........................................................................17
                  5.4      Right of First Refusal and Co-Sale Agreement..........................................17
                  5.5      Voting Agreement......................................................................17

         6.       Indemnification................................................................................17

         7.       Miscellaneous..................................................................................19
                  7.1      Survival of Warranties................................................................19
                  7.2      Successors and Assigns................................................................19
                  7.3      Governing Law.........................................................................19
                  7.4      Counterparts..........................................................................19
                  7.5      Titles and Subtitles..................................................................19
                  7.6      Notices...............................................................................20
                  7.7      Finder's Fee..........................................................................20
                  7.8      Expenses..............................................................................20
                  7.9      Amendments and Waivers................................................................20
                  7.10     Severability..........................................................................20
                  7.11     Aggregation of Stock..................................................................21
                  7.12     Entire Agreement......................................................................21
                  7.13     Definition of Investor................................................................21


SCHEDULE A        Schedule of Investors..........................................................................26
SCHEDULE B        Disclosure Letter..............................................................................27

EXHIBIT A         Restated Certificate of Incorporation..........................................................28
EXHIBIT B         Form of Employee Agreement.....................................................................29
EXHIBIT C         Opinion of Company Counsel.....................................................................30
EXHIBIT D         Tax Opinion of Company Counsel.................................................................31
EXHIBIT E         Investors' Rights Agreement....................................................................32
EXHIBIT F         Right of First Refusal and Co-Sale Agreement...................................................33
EXHIBIT G         Voting Agreement...............................................................................34


                            BLUESTONE SOFTWARE, INC.

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT is made as of the 18th day of April 1997, by and between Bluestone Software, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."

         INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual agreements stated below, the parties agree as follows:

1.       PURCHASE AND SALE OF STOCK.

                  1.1 SALE AND ISSUANCE OF SERIES A PREFERRED STOCK

                           (a) The Company shall adopt and file with the
Secretary of State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as EXHIBIT A (the "Restated Certificate").

                           (b) Subject to the terms and conditions of this
Agreement, each Investor agrees, severally, to purchase at the Closing (as hereafter defined), and the Company agrees to sell and issue to each Investor at such Closing, that number of shares of the Company's Series A Convertible Preferred Stock, $.001 par value per share ("Series A Preferred Stock"), set forth opposite each Investor's name on SCHEDULE A hereto, at a price of $0.95 per share.

                  1.2 CLOSING.

                           The purchase by the Investors and sale by the Company
of the shar es of Series A Preferred Stock hereunder (the "Shares") shall take place at the offices of Blank Rome Comisky & McCauley, Four Penn Center Plaza, Philadelphia, Pennsylvania at 10:00 A.M., on April 18, 1997, or at such other time and place as the Company and the Investors, mutually agree upon orally or in writing (which time and place are designated as the "Closing"); provided, however, that if acceptable to the Company and the Investors, the Closing may be effected by facsimile transmission of executed copies of the documents delivered at the Closing and payment of the purchase price specified in Section 1.1 and by sending original copies of the documents delivered at the Closing by reputable overnight delivery service, postage or delivery charges prepaid, for delivery to the parties at their addresses stated on the signature page of this Agreement by the third business day following the Closing. At the Closing the Company shall deliver to each Investor a certificate representing the Shares that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, or any combination thereof (or in the case of Mel Baiada ("Baiada"), by cancellation of indebtedness owed by the Company to Ba iada) in an amount equal to the purchase price referred to on SCHEDULE A attached hereto. Any Investor purchasing Shares pursuant to this Agreement shall become a party to this Agreement, the Investors' Rights Agreement, the First Refusal and Co-Sale Agreement and the Voting Agreement (each as defined below and collectively with this Agreement, the "Transaction Agreements"), all dated as of the date hereof.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY . Knowing that each Investor is relying thereon, the Company hereby represents and warrants to each Investor that, except as set forth in the Disclosure Letter attached hereto as SCHEDULE B (the "Disclosure Letter") furnished to each Investor and special counsel for the Investors, specifically identifying the relevant subparagraph hereof:

                  2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

                  2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company will consist immediately after the Closing, of:

                           (i) PREFERRED STOCK. 5,526,316 preferred stock (the
"Preferred Stock"), all of which have been designated Series A Preferred Stock and will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Company's Restated Certificate.

                           (ii) COMMON STOCK. 17,726,316 shares of common stock,
$.001 par value per share ("Common Stock"), of which (a) 5,526,316 shares have been reserved for issuance upon conversion of the Shares (the "Conversion Shares"), (b) 700,000 shares have been reserved for issuance upon conversion of the convertible term note held by Mark Baiada in the principal amount of $500,000 (the "Mark Baiada Conversion Shares"), (c) 813,250 shares have been reserved for issuance upon the exercise of outstanding options (the "1996 Plan Options") granted to certain employees of the Company pursuant to the Company's Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan (the "1996 Plan"), (d) 300,000 shares have been reserved for issuance upon the exercise of outstanding options to be granted to Bob Bickel on or after the Closing (the "Bickel Options"), (e) 1,386,750 shares have been reserved for issuance upon the exercise of options to be granted in the future to certain employees of the Company under the 1996 Plan, and (f) 9,000,000 shares are currently issued and outstanding.

                           (iii) The outstanding shares of Common Stock are all
duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom.

                           (iv) Except for (a) the conversion privileges of the
Preferred Stock issued or to be issued under this Agreement, (b) the rights provided in the registration rights provisions of the Investors' Rights Agreement, (c) any other rights created under the Transaction Agreements, and
(d) as of the Closing (I) 700,000 shares of Common Stock reserved for issuance upon conversion of the convertible term note held by Mark Baiada in the principal amount of $500,000, (II) 300,000 shares of Common Stock reserved for issuance upon exercise of the Bickel Options, and (III)

813,250 shares of Common Stock reserved for issuance upon exercise of the 1996 Plan Options, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved an additional 1,386,750 shares of its Common Stock for purchase upon exercise of options to be granted in the future to certain employees under the 1996 Plan. Except for the Transaction Agreements, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents by a director of the Company or the voting or giving of written consents by a director or stockholder with respect to any security.

                  2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

                  2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Conversion Shares, has been taken or will be taken prior to the Closing. The Transaction Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

                  2.5 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws.

                  2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement (except such additional steps as may be necessary to qualify the offer and sale of the Shares under applicable state securities laws, which such steps have been taken or shall be timely taken by the Company).

                  2.7 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  2.8 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

                  2.9      EMPLOYEE AGREEMENTS. [INTENTIONALLY OMITTED].

                  2.10 PATENTS AND TRADEMARKS. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes ("Intellectual Property") necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. The Disclosure Letter contains a complete list of all patents and patent applications of the Company. There are no outstanding options, licenses, or agreements of any kind relating to any of the Company's Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed to be conducted, would violate any of the Intellectual Property of any other person or entity. The Company is not aware that any of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of the Transaction Agreements nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed to be conducted, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe that it is or will be necessary to utilize any inventions of any of the Company's employees (or people it currently intends to hire) made prior to their employment by the Company.

                  2.11 COMPLIANCE WITH OTHER INSTRUMENTS.

                           (a) The Company is not in violation or default of any
provision of its Restated Certificate or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and/or giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

                           (b) The Company has avoided every condition, and has
not performed any act, the occurrence of which would result in the Company's loss of any material right granted under any license, distribution or other agreement.

                  2.12 AGREEMENTS; ACTION.

                           (a) Except for agreements explicitly contemplated
hereby and by the Transaction Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates, or any affiliate thereof.

                           (b) There are no agreements, understandings,
instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve
(i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $25,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                           (c) Since the date of the Latest Balance Sheet (as
defined below), the Company (i) has not declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except for (A) the convertible term note in the principal amount of $500,000 payable to Mark Baiada (the "Mark Baiada Term Note"), (B) the term note in the principal amount of $250,000 payable to Mel Baiada (the "Mel Baiada Term Note"), (C) the term loan in the original principal amount of $235,000 payable to PNC Bank (the "PNC Bank Term Loan"), (D) the $1,000,000 revolving line of credit with PNC Bank (the "PNC Bank Credit Line") and (E) the $150,000 convertible line of credit note with PNC Bank (the "PNC Bank Convertible Line of Credit Note"), does not currently have outstanding any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $75,000 in the aggregate, or (iii) has not made any loans or advances to any person, other than ordinary advances for travel expenses, has not sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           (d) For the purposes of subsections (b) and (c)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                           (e) The Company is not a party to and is not bound by
any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that materially adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                           (f) The Company has not engaged in the past three (3)
months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

                  2.13 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company, except for its obligations under the Mark Baiada Term Notes and the Mel Baiada Term Note, indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                  2.14 FINANCIAL PLAN. The financial plan attached to the Disclosure Letter (the "Financial Plan") has been prepared in good faith by the Company and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to projections contained in the Financial Plan, the Company represents only that such projections were prepared in good faith by the Company and that the Company reasonably believes there is a reasonable basis for such projections.

                  2.15 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted in the Business Plan. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                  2.16 ENVIRONMENTAL AND SAFETY LAWS. To the best of the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  2.17 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

                  2.18 DISCLOSURE. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series A Preferred Stock and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. Neither the Transaction Agreements nor any other written statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. There is no fact within the knowledge of the Company, or any of the Company's officers which has not been disclosed herein or in writing by them to the Investors and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Company. Other than as stated in the Disclosure Letter, without limiting the foregoing, the Company has no knowledge or belief that there exists, or there is, pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or condition which would materially adversely affect the condition, financial or otherwise, or the operations of the Company.

                  2.19 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  2.20 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except (i) as reflected in the Financial Statements (as defined below), (ii) for liens for current taxes not yet delinquent, (iii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iv) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, (v) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, or
(vi) for such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                  2.21 FINANCIAL STATEMENTS. The Company has delivered to each Investor consolidated audited financial statements (balance sheet, operating statement and statement of cash flows) of Bluestone Consulting, Inc., a New Jersey Corporation (the "Predecessor Corporation") as of and for each of the fiscal years ended December 31, 1996 and 1995 (the "Audited Financial Statements"), and consolidated unaudited financial statements (balance sheet, operating statement and statement of cash flows) of the Predecessor Corporation as of February 28, 1997 and for the two months then ended (the "Unaudited Financial Statements" together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements fairly present the financial condition and operating results of the Predecessor Corporation as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. Except as set forth in the Financial Statements, the Predecessor Corporation has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to February 28, 1997, and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, individually or in the aggregate, are not material to the financial condition or operating results of the Predecessor Corporation. Except as disclosed in the Financial Statements, the Predecessor Corporation is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  2.22 CHANGES. Since February 28, 1997, the date of the latest balance sheet included in the Financial Statements (the "Latest Balance Sheet"), there has not been:

                           (a) any change in the assets, liabilities, financial
condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                           (b) any damage, destruction or loss, whether or not
covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                           (c) any waiver by the Company of a valuable right or
of a material debt owed to it;

                           (d) any satisfaction or discharge of any lien, claim
or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                           (e) any material change or amendment to a material
contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                           (f) any resignation or termination of employment of
any key officer of the Company, and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                           (g) any mortgage, pledge, transfer of a security
interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                           (h) any loans or guarantees made by the Company to or
for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; or

                           (i) to the best of the Company's knowledge, any other
event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

                  2.23 EMPLOYEE BENEFIT PLANS. Except as set forth in the Disclosure Letter, the Company has not established, maintained or contributed to any Employee Benefit Plans as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Company has not proposed any Employee Benefit Plans which the Company will establish, maintain, or to which the Company will contribute, and the Company has not proposed any changes to any Employee Benefit Plans now in effect (all of the preceding referred to collectively hereinafter as the "Company's Employee Benefit Plans"). True and correct copies and descriptions, to the extent that they exist, of all of the Company's Employee Benefit Plans have been previously provided to the Investors. If permitted and/or required by applicable Law, the Company has properly submitted all of the Company's Employee Benefit Plans in good faith to meet the applicable requirements of ERISA and/or the Code (as hereinafter defined) to the IRS for its approval within the time prescribed therefor under applicable federal regulations. Favorable letters of determination of such tax-qualified status from the IRS have been previously provided to the Investors. With respect to the Company's Employee Benefit Plans, the Company will have made, on or prior to the Closing, all payments required to be made by it on or prior to the Closing and will have accrued (in accordance with generally accepted accounting principles consistently applied) as of the Closing all payments due but not yet payable as of the Closing. The Company has previously provided to the Investors a true and correct copy of the most current Form 5500 and any other form or filing required to be submitted to any governmental agency with regard to any of the Company's Employee Benefit Plans. All of the Company's Employee Benefit Plans are, and have been, operated in full compliance with their provisions and with all applicable Laws including, without limitation, ERISA and the Code and the regulations and rulings thereunder. The Company and all fiduciaries of the Company's Employee Benefit Plans have complied with the provisions of the Company's Employee Benefit Plans and with all applicable Laws including, without limitation, ERISA and the Code and the regulations and rulings thereunder. There has been no termination or partial termination (including any termination or partial termination attributable to this sale) of any of the Company's Employee Benefit Plans. The Company has never established, maintained or had the obligation to contribute to a defined benefit plan (as defined in the Code or ERISA), an Employee Benefit Plan that is subject to the minimum funding standards of the Code or ERISA, or a multiemployer (as defined in the Code or ERISA). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Company under any of the Company's Employee Benefit Plans, (ii) increase any benefits otherwise payable under any of the Company's Employee Benefit Plans, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent. There are no pending actions, claims or lawsuits which have been asserted or instituted against any of the Company's Employee Benefit Plans, the assets of any of the trusts under such plans, the plan sponsor, the plan administrator or against any fiduciary of any of the Company's Employee Benefit Plans (other than routine benefit claims) nor does the Company have knowledge of facts which could form the basis for any such action, claim or lawsuit. There are no investigations or audits of any of the Company's Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any of the Company's Employee Benefit Plans which have been threatened or instituted nor does the Company have knowledge of facts which could form the basis for any such investigation or audit. Except as disclosed in the Disclosure Letter, no event has occurred or will occur which will result in liability to the Company in connection with any Employee Benefit Plan established, maintained, or contributed to (currently or previously) by the Company or by any other entity which, together with the Company, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA),
(iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or (iv) another arrangement covered by Section 414(o) of the Code. For purposes of this Agreement, "Employee Benefit Plan" means (i) any employee benefit plan, as defined in Section 3(3) of ERISA, and (ii) any other plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, incentive or deferred compensation, pension or profit-sharing, retirement, payroll savings, stock option, equity compensation, group insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever, including those benefitting retirees or former employees.

                  2.24 TAX MATTERS.

                           (a) The Company has filed all Tax Returns (as defined
below) which it was required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all respects and have been prepared in compliance with all applicable laws and regulations; the Company has paid all Taxes (as defined below) due and owing by it with respect to any period ending on or before the Closing (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party with respect to any period ending on or before the Closing; the Company has not waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax Return; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all

Tax liabilities of the Company if its current tax year were treated as ending on the date of the Latest Balance Sheet; since the date of the Latest Balance Sheet, the Company has not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company shall not exceed the recorded liability therefor on the Latest Balance Sheet; the federal income Tax Returns of the Company have been audited or closed for all tax years through 1992; no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's Tax liability;

                           (b) The Company has not made an election under
Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company is not liable for the Taxes of another person under (i) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or indemnity, or
(iv) otherwise. The Company is not a party to any tax sharing agreement. The Company has disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of Section 6662(d)(2)(B)(i) of the Code) did not exist at the time the return was filed. The Company has not made any payments, is obligated to make payments or is a third party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code;

                           (c) As of the Closing, the Company is a qualified
small business within the meaning of Section 1202(c) of the Code. During the period beginning one year prior to the Closing Date through the Closing, the Company has not made a significant redemption of its stock within the meaning of Section 1202(c)(3)(B) of the Code;

                           (d) The Company has made a valid election under
Section 1362(a) of the Code to be treated as an "S corporation" within the meaning of Section 1361 of the Code, which election has been effective for all tax periods from the date of the Company's formation to the Closing Date;

                           (e) The formation of Bluestone Consulting, Inc., a
Delaware corporation ("Bluestone") by the Company and the distribution of its stock to the shareholders (the "Spin-off") did not and will not result in any Tax to the Company, and for purposes of subsection 2.24(a) above, such formation and distribution shall not be considered a transaction occurring in the ordinary course of business; and

                           (f) For purposes of this Agreement, the term "Tax" or
"Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. The term "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                  2.25 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                  2.26 BOOKS AND RECORDS. The minute books and stock record books of the Company provided to the Investors contain (i) minutes of all meetings of the stockholders, board of directors and any committee of the board of directors, (ii) written statements of all actions taken by the stockholders, board of directors and any committee of the board of directors without a meeting, and (iii) records of the issuance, transfer and cancellation of all shares of capital stock and other securities, in each case since the time of incorporation. Such minute books and stock record books reflect all transactions referred to there in accurately and completely.

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby severally represents and warrants that:

                  3.1 AUTHORIZATION. Such Investor has full power and authority to enter into the Transaction Agreements, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

                  3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Shares to be received by such Investor and the Conversion Shares (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof except in accordance with the Securities Act of 1933, as amended (the "Act"), and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  3.3 DISCLOSURE OF INFORMATION. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

                  3.4 INVESTMENT EXPERIENCE. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.


                  3.5 ACCREDITED INVESTOR. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

                  3.6 RESTRICTED SECURITIES. Such Investor understands that the Shares and Conversion Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and therefore may not be sold, transferred or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or the Conversion Shares or an available exemption from registration under the Act, the Shares or the Conversion Shares must be held indefinitely. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investors' Rights Agreement provided and to the extent this Section and such agreement are then applicable, and:

                           (a) There is then in effect a Registration Statement
under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                           (b)(i) Such Investor shall have notified the Company
of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                           (c) Notwithstanding the provisions of paragraphs (a)
and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

                  3.8 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                           (a) "These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act and such state securities laws or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                  3.9 CERTAIN TAX MATTERS.

                           (a) Such investor has no present plan or intention,
individually or together with other investors, to cause the company to, liquidate, merge with another entity, or sell or otherwise dispose of the assets of the company other than in the ordinary course if business or to cause the company to cease carrying on the business of the company.

                           (b) Such investor acknowledges that the transactions
contemplated by the contribution and distribution agreement are intended to qualify as transactions described in sections 368(a)(1)(d) and 355 of the code and such investor has no present plan or intention to take any action or position inconsistent therewith or with the consummation of such transactions as contemplated in the contribution and distribution agreement.


         4. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                  4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Financial Statements.

                  4.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state (except for certain post-Closing Blue Sky filings required under applicable state securities laws) that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                  4.6 EMPLOYEE AGREEMENTS. [INTENTIONALLY OMITTED].

                  4.7 OPINION OF COMPANY COUNSEL. Each Investor shall have received from counsel for the Company, an opinion, dated as of the Closing, in the form and content satisfactory to the Investors and attached hereto as EXHIBIT C.

                  4.8 TAX OPINION OF COMPANY COUNSEL. Each Investor shall have received from counsel of the Company, a tax opinion, dated as of the Closing, in form and content satisfactory to the Investors and attached hereto as EXHIBIT D, that the Spin-off qualifies as a tax free reorganization within the meaning of Section 368(a)(1)(D) and Section 355 of the Code and that, except as otherwise provided in the Disclosure Letter, which such disclosures shall be satisfactory to each of the Investors, no federal income tax will be imposed on the Company by reason of the Spin-off.

                  4.9 INVESTORS' RIGHTS AGREEMENT. The Company and each Investor shall have entered into an investors' rights agreement in the form attached hereto as EXHIBIT E (the "Investors' Rights Agreement").

                  4.10 RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. The Company and certain key members of the Company's management and those individuals who hold more than two percent (2.0%) of the outstanding Common Stock of the Company as of the Closing (on a fully as-converted basis, as if all shares of Series A Preferred Stock and all convertible securities had been fully converted into shares of Common Stock) shall have entered into a right of first refusal and co-sale agreement in the form satisfactory to the Investors and attached hereto as EXHIBIT F (the "Right of First Refusal and Co-Sale Agreement").

                  4.11 VOTING AGREEMENT. The Company and each of Baiada and Mark Baiada, shall have entered into a voting agreement in the form attached hereto as EXHIBIT G (the "Voting Agreement").

                  4.12 DUE DILIGENCE. All matters investigated by the Investors in the course of their due diligence shall be satisfactory to each of the Investors, special counsel for Investors and Ernst & Young, L.P., accountants for the Investors.

                  4.13 RESTATED CERTIFICATE OF INCORPORATION. The Restated Certificate in the form satisfactory to the Investors and attached hereto as EXHIBIT A shall have been adopted by the Company and filed with the Secretary of State of Delaware.

                  4.14 KEY PERSON LIFE INSURANCE. The Company shall have obtained from financially sound and reputable insurers, term life insurance on the life of Baiada in the amount of $2,000,000, and on each of the lives of Bob Bickel and Mark Nigro in the amount of $500,000. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of at least a majority of the shares of Series A Preferred Stock then outstanding.

                  4.15 RELATED AGREEMENTS. Each Investor shall have received from the Company, the following agreements in form and content satisfactory to each of the Investors:

                           (i) BANK LENDING AGREEMENTS. Any and all lending
agreements by and between the Company and its primary lender for working capital, capital equipment leases and software leases;

                           (ii) SHAREHOLDER LENDING AGREEMENTS. Any and all
lending agreements by and between the Company and the shareholders of Bluestone; and

                           (iii) SERVICES AGREEMENT. Any and all agreements by
and between the Company and Bluestone regarding the provision of consulting services by Bluestone to the Company.

                  4.16 CONSUMMATION OF THE SPIN-OFF. The Closing of the transactions contemplated by the Contribution and Distribution Agreement dated April 17, 1997, by and between Bluestone and the Company shall have been consummated.

         5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that
Investor:

                  5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  5.2 PAYMENT OF PURCHASE PRICE. The Investors shall have delivered the purchase price specified in Section 1.1.

                  5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state (except for certain post-Closing Blue Sky filings required under applicable state securities laws) that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  5.4 RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. The Investors shall have entered into the Right of First Refusal and Co-Sale Agreement.

                  5.5 VOTING AGREEMENT. The Investors shall have entered into the Voting Agreement.

         6. INDEMNIFICATION.

                  (a) In addition to all rights and remedies available to the Investors at law or in equity, the Company shall indemnify, defend and hold harmless each of the Investors and any parent, subsidiary, associate, affiliate, partner, shareholder, director, officer, shareholder or agent of each such Investor, and each subsequent holder of Series A Preferred Stock and their respective affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (all of the foregoing are collectively referred to as the "Indemnified Parties") from and against and pay on behalf of or reimburse such party as and when incurred all losses (including, without limitation, diminutions in value), liabilities, demands, claims, actions or causes of action, costs, damages, judgments, debts, settlements, assessments, deficiencies, taxes, penalties, fines or expenses, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys' fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party may suffer, sustain or become subject to, as a result of, in connection with, or relating to or by virtue of:

                           (i) any material misrepresentations or material
breach of warranty on the part of the Company under Section 2;

                           (ii) without duplication of subsection 6(a)(i), any
material misrepresentation in or material omission from any of the representations or warranties contained in any certificate, document or instrument or the Disclosure Letter delivered to the Investors by or on behalf of the Company in connection herewith;

                           (iii) any material nonfulfillment or breach of any
covenant or agreement on the part of the Company under this Agreement or under any certificate, document or instrument delivered in connection therewith; or

                           (iv) any action, demand, proceeding, investigation or
claim by any third party (including, without limitation, governmental agencies) against or affecting the Company and/or its affiliates or subsidiaries which, if successful, would give rise to or evidence the existence of or relate to a material breach of (A) any of the representations or warranties at the time made or (B) covenants of the Company.

                  (b) Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification hereinabove provided resulted primarily out of or was based primarily upon the Indemnified Party's gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Party's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Company herein), the Company shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Company shall be entitled to recover from the Indemnified Party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of the Company reasonably incurred in effecting such recovery, if any.

                  (c) All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of any of the Investors and/or any of the other Indemnified Parties or the acceptance by either Investor of any certificate or opinion.

                  (d) If for any reason the indemnity provided for in this
Section 6 is unavailable to any Indemnified Party or is insufficient to hold each such Indemnified Party harmless from all such Losses arising with respect to the transactions contemplated hereunder, then the Company and the Indemnified Party shall each contribute to the amount paid or payable by such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand, and such Indemnified Party on the other, but also the relative fault of the Company on the one hand, and the Indemnified Party on the other, as well as any relevant equitable considerations. In addition, the Company agrees to reimburse any Indemnified Party upon demand for all reasonable expenses (including legal counsel fees) incurred by such Indemnified Party or any such other person in connection with investigating, preparing or defending any such action or claim. The indemnity, contribution and expense reimbursement obligations that the Company has under this Section 6 shall be in addition to any liability that the Company may otherwise have. The Company further agrees that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Party is a formal party to any such lawsuits, claims or other proceedings.

                  (e) Any indemnification of either Investor or any other Indemnified Party by the Company pursuant to this Section 6 shall be effected by wire transfer of immediately available funds from the Company to an account designated by such Investor or such other Indemnified Party within 15 days after the determination thereof.


         7. MISCELLANEOUS.

                  7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution, delivery and performance of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                  7.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without giving effect to conflict of law principles.

                  7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

                  7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.6 NOTICES. Unless otherwise provided, all notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) three business days after being mailed by first class mail, postage prepaid, or (iii) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the signature page of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 7.6, except that any such change of address notice shall not be effective unless and until received.

                  7.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  7.8 EXPENSES. Subject to the provisions of Section 6, whether or not the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the



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

negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees and out-of-pocket expenses of special counsel for the Investors and auditors for the Investors. Investors will make all reasonable efforts to ensure that such fees (exclusive of such out-of-pocket expenses) do not exceed $60,000. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  7.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon each holder of any such securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                  7.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  7.11 AGGREGATION OF STOCK. All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  7.12 ENTIRE AGREEMENT. This Agreement and the other Transaction Agreements referred to herein constitute the entire agreement with respect to the subject matter hereof among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                  7.13 DEFINITION OF INVESTOR. The term "Investor" as it is used in Sections 2, 4 (except for subsections 4.9 and 4.11) and 6 of this Agreement only shall not include Baiada.

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.


                                   BLUESTONE SOFTWARE, INC.




                                   By:/s/ Mel Baiada
                                       -------------------------
                                            Name: Mel Baiada
                                            Title: President

                                   Address: 1000 Briggs Road
                                            Mt. Laurel, NJ 08054

                                   Telephone No.: 609-727-4600
                                   Facsimile No.: 609-778-8125



                                   INVESTORS:

                                   THE P/A FUND, L.P.

                                   By: APA PENNSYLVANIA PARTNERS II, L.P.,
                                       its General Partner

                                   By: /s/ William C. Hulley
                                       -------------------------
                                             Name:     William C. Hulley
                                             Title:    General Partner

                                   Address:  518 Broad Street
                                             Sewickley, PA  15143

                                   Telephone No.: 412-749-9454
                                   Facsimile No.: 412-749-9459

                                   PATRICOF PRIVATE INVESTMENT CLUB, L.P.




                                   By:      APA EXCELSIOR IV PARTNERS, L.P.,
                                            its General Partner

                                   By:      PATRICOF & CO. MANAGERS, INC.,
                                            its General Partner



                                   By: /s/ Gregory M. Case
                                       --------------------------------------

                                          Name:      Gregory M. Case
                                          Title:     Vice President

                                   Address:   100 Matsonford Road
                                              Bldg 5, Suite 470
                                              Radnor, Pennsylvania 19087

                                   Telephone No.: 610-687-3030
                                   Facsimile No.: 610-687-8520


                                                     APA EXCELSIOR IV, L.P.

                                   By:      APA EXCELSIOR IV PARTNERS, L.P.,
                                            its General Partner

                                   By:      PATRICOF & CO. MANAGERS, INC.,
                                            its General Partner

                                   By: /s/ Gregory M. Case
                                       --------------------------------------
                                            Name:    Gregory M. Case
                                            Title:   Vice President

                                   Address: 100 Matsonford Road
                                            Bldg 5, Suite 470
                                            Radnor, Pennsylvania  19087

                                   Telephone No.: 610-687-3030
                                   Facsimile No.: 610-687-8520

                                   APA EXCELSIOR IV/OFFSHORE, L.P.

                                   By:      PATRICOF & CO. VENTURES, INC.,
                                            its Investment Advisor

                                   By: /s/ Gregory M. Case
                                       --------------------------------------
                                            Name:    Gregory M. Case
                                            Title:   Vice President

                                   Address:   100 Matsonford Road
                                              Bldg 5, Suite 470
                                              Radnor, Pennsylvania  19087

                                   Telephone No.: 610-687-3030
                                   Facsimile No.: 610-687-8520

                                   /s/ Mel Baiada
                                   ------------------------------------------
                                   MEL BAIADA

                                   Address:   1000 Briggs Road
                                              Mt. Laurel, NJ  08054

                                   Telephone No.: 609-727-4600
                                   Facsimile No.: 609-778-8125

                                   /s/ Eugene Levy
                                   ------------------------------------------
                                   EUGENE LEVY

                                   Address:   90 Riverside Drive, Apt. 5E
                                              New York, New York  10024

                                   Telephone No.: 212-753-6300
                                   Facsimile No.: 212-319-6155